As filed with the Securities and Exchange Commission on February 14, 2003

                                                 SEC Registration No. 333-103172
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

        DELAWARE                  NEOMEDIA               36-3680347
    (State or other          TECHNOLOGIES, INC.       (I.R.S. Employer
    jurisdiction of           (Name of issuer        Identification No.)
    incorporation or          in its charter)
     organization)

  2201 SECOND STREET,               7373               CHARLES T. JENSEN
       SUITE 402             (Primary Standard        2201 SECOND STREET,
FORT MYERS, FLORIDA 33901        Industrial                SUITE 402
    (239) 337-3434             Classification     FORT MYERS, FLORIDA 33901-3083
 (Address and telephone         Code Number)            (239) 337-3434
 number of Registrant's                           TELECOPIER NO.: (239) 337-3434
  principal executive offices)                    (Name, address, and telephone
                                                  number of agent for service)

                              With copies to:

                           Clayton E. Parker, Esq.
                          Kirkpatrick & Lockhart LLP
                      201 S. Biscayne Blvd., Suite 2000
                               Miami, FL 33131
                         Telephone No. (305) 539-3305
                        Telecopier No.: (305) 358-7095

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery  of the  prospectus  is  expected  to be made  pursuant to Rule 434,
please  check  the  following   box.  |_|

                                 CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                               PROPOSED      PROPOSED
                                                                MAXIMUM       MAXIMUM
                                                               OFFERING      AGGREGATE    AMOUNT OF
        TITLE OF EACH CLASS OF             AMOUNT TO BE          PRICE       OFFERING    REGISTRATION
     SECURITIES TO BE REGISTERED            REGISTERED       PER SHARE (1)   PRICE (1)      FEE (2)
------------------------------------------------------------------------------------------------------
Common stock, par value $0.01 per
share                                  113,408,376 shares        $0.01     $1,134,083.76  $104.34
------------------------------------------------------------------------------------------------------
TOTAL                                  113,408,376 shares        $0.01     $1,134,083.76  $104.34
======================================================================================================

(1)  In accordance  with  Rule 457(c),  the price  represents  the  average  of  the  high and low sale prices of the  registrant's  common stock on  February 10, 2003, on the Over-the-Counter  Bulletin
     Board.

(2)  Previously paid on February 12, 2003.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION  STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO
DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES
THAT THIS REGISTRATION  STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION  STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS
THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                                 Subject to Completion, dated February 14, 2003


                                   PROSPECTUS

                           NEOMEDIA TECHNOLOGIES, INC.

                       113,408,376 SHARES OF COMMON STOCK

        This prospectus relates to the sale of up to 113,408,376 shares of NeoMedia's common stock by persons who are, or will become, stockholders of NeoMedia. Please refer to "Selling Shareholders" beginning on page 16. NeoMedia will receive proceeds from the sale of common stock under the Equity Line of Credit and from the proceeds from the exercise of the warrants for 1,904,900 shares of common stock. All costs associated with this registration will be borne by NeoMedia.

        The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over the Counter Bulletin Board. The prices will fluctuate based on the demand for the shares of common stock. Our common stock trades on the OTC Bulletin Board under the symbol "NEOM." On December 3, 2002, the last reported sale price of our common stock on the OTC Bulletin Board was $0.04 per share.

        The selling stockholders consist of:

        o Cornell Capital Partners, L.P., which intends to sell up to 102,000,000 shares of common stock.

        o Other selling stockholders, who intend to sell up to 11,408,376 shares of common stock.

        Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital Partners will pay NeoMedia 98% of the market price of our common stock. NeoMedia has paid Cornell Capital Partners a one-time commitment fee of 2,000,000 shares of common stock. In addition, Cornell Capital Partners is entitled to retain 5% of each advance under the Equity Line of Credit. The 2% discount, the one-time commitment fee and the 5% retention are underwriting discounts.

        NeoMedia has engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 62,500 shares of NeoMedia's common stock.

        Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

        THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. BEGINNING ON PAGE 3, WE HAVE LISTED SEVERAL RISK FACTORS WHICH YOU SHOULD CONSIDER. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

        With the exception of Cornell Capital Partners which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is February __, 2003.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. NeoMedia will pay all expenses in connection with this offering.

       Securities and Exchange Commission Registration Fee      $        210
       Printing and Engraving Expenses                          $      2,500
       Accounting Fees and Expenses                             $     15,000
       Legal Fees and Expenses                                  $     50,000
       Miscellaneous                                            $     17,290

       TOTAL                                                    $     85,000


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      As permitted by the Delaware General Corporation Law, we have included in our Certificate of Incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of the director's duty of loyalty to NeoMedia or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided in Section 174 of the DGCL, or
(iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the rights of NeoMedia and its stockholders (through stockholders' derivative suits on behalf of NeoMedia) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in (i) through (iv) above. This provision does not limit nor eliminate the rights of NeoMedia or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities laws.

      The certificate of incorporation and the by-laws of NeoMedia provide that we are required and permitted to indemnify our officers and directors, employees and agents under certain circumstances. In addition, if permitted by law, we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them in their capacity as a director or officer for which they may be indemnified upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of NeoMedia in which indemnification would be required or permitted.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


RECENT SALES OF UNREGISTERED SECURITIES

      On December 2, 2002, Jerald Eicke was issued 4,000,000 shares of common stock in exchange for consulting services rendered. The shares of common stock were priced at $0.05 totaling a value of $200,000.

      On December 2, 2002, NeoMedia issued to Michael Kesselbrenner, a private investor, a Promissory Note in the principal amount of $165,000, bearing interest at a rate of 12% per annum, with a maturity of 150 days. In connection with the default provision of the Promissory Note, NeoMedia entered into a Pledge Agreement, dated December 2, 2002, by and between NeoMedia and the Investor under which NeoMedia issued 53,620,020 shares of common stock to an unrelated third party as collateral for the Promissory Note. In the event of default, the third party would issue the shares to the Investor, and NeoMedia would issue additional shares as required to increase Mr. Kesselbrenner's ownership of securities of NeoMedia to equal 51% of its fully-diluted outstanding shares at the time of such default.

      On November 12, 2002, NeoMedia and Cornell Capital Partners terminated the May 2002 Equity Line of Credit Agreement and entered into a new Equity Line of Credit Agreement with Cornell under which Cornell agreed to purchase up to $10.0 million of NeoMedia's common stock and over the next two years, with the timing and amount of the purchase at NeoMedia's discretion. The maximum amount of each purchase is $150,000 with a minimum of seven days between purchases. The shares will be valued at 98% of the lowest closing bid price during the five day period following the delivery of a notice of advance by NeoMedia. NeoMedia will pay 5% of the gross proceeds of each purchase to Cornell as a commission. According to the terms of the agreement, NeoMedia cannot draw on the line of credit until the shares underlying the agreement are registered for trading with the Securities and Exchange Commission. Cornell Capital received a one-time commitment fee payable in 2,000,000 shares of our common stock. Additionally, Westrock Advisors, Inc. was paid a fee of 62,500 shares of NeoMedia's common stock for acting as the placement agent.

      In September 2002, NeoMedia issued 1,161,402 shares of common stock upon exercise of outstanding options by an unrelated consultant at a price of $0.01 per share. The gross proceeds of such transaction were approximately $12,000.

      In August 2002, NeoMedia issued 900,000 shares of common stock to 2150 Western Court L.L.C, the landlord of its Lisle, Illinois sales office, as settlement of a lawsuit relating to past-due and future building rents. The shares were valued at $0.03 per share, the market price at the date of issuance. There were no cash proceeds to NeoMedia in this transaction.

      In July, August and September 2002, we issued an aggregate of 3,000,000 shares of our common stock upon the exercise of outstanding options by a consultant at a price of $0.01 per share. The gross proceeds of such transaction were $30,000.

      In July 2002, we issued 575,980 shares of common stock upon the exercise of outstanding options by an unrelated consultant at a price of $0.01 per share. The gross proceeds of such transaction were approximately $6,000.

      In June 2002, we issued 900,000 shares of common stock to two unrelated consultants as payment for consulting services to be performed from June 2002 through June 2003. There were no cash proceeds to us in these transactions.

      In June 2002, we issued 10,000 shares of common stock to an unrelated vendor as an interest payment on past-due accounts payable. There were no cash proceeds to us in these transactions.

      In May 2002, we issued an aggregate of 200 shares of our common stock upon the exercise of outstanding options by an employee at a price of $0.12 per share. The gross proceeds of such transaction were $24.

      During April 2002, NeoMedia repriced 7.4 million of its common stock options held by employees, consultants and advisors for a period of six months. During the term of the option repricing program, participating holders are entitled to exercise subject options at an exercise price per share equal to the greater of (1) $0.12 or (2) 50% of the last sale price of shares of Common Stock on the OTCBB, on the trading date immediately preceding the date of exercise. Shortly after the announcement of the repricing program, the market price for the Company's common stock fell below $0.12, and has not closed above $0.12 since. As a result, no options were exercised under the terms of the program and NeoMedia did not recognize any expense relating to the repricing program during the nine months ended September 30, 2002 due to immaterial effect on the financial statements.

      In April 2002, we issued an aggregate of 140,775 shares of our common stock upon the exercise of outstanding warrants by Charles W. Fritz, its Chairman and Chief Executive Officer, at a price of $0.12 per share. Mr. Fritz subsequently sold the shares into the market. The gross proceeds of such transaction were approximately $17,000. In accordance with Section 16(b), all proceeds from the sales were retained by us.

      In April 2002, we issued an aggregate of 1,962,255 shares of our common stock upon the exercise of outstanding options by two unrelated parties at a price of $0.12 per share. The gross proceeds of such transaction were approximately $235,000.

      In April 2002, we issued an aggregate of 40,000 shares of our common stock upon the exercise of outstanding options by James J. Keil, an outside director. Mr. Keil purchased 25,000 shares at an exercise price of $0.135 and 15,000 shares at $0.20. The gross proceeds of such transaction were approximately $6,000.

      During March 2002, NeoMedia repriced 1.2 million of its common stock warrants for a period of six months. During the term of the warrant repricing program, participating holders are entitled to exercise qualified warrants at an exercise price per share equal to the greater of (1) $0.12 or (2) 50% of the last sale price of shares of Common Stock on the OTCBB, on the trading date immediately preceding the date of exercise. Approximately 370,000 warrants were exercised in connection with the program, and NeoMedia recognized approximately $38,000 in expense relating to the repricing during the nine months ended September 30, 2002.

      In March 2002, we issued an aggregate of 228,675 shares of our common stock upon the exercise of outstanding warrants by an unrelated party at a price of $0.12 per share. The gross proceeds of such transaction were approximately $27,000.

      In February 2002, we issued 19,000,000 shares of our common stock at a price of $0.17 per share to five individuals and two institutional unrelated parties. The shares were issued in exchange for limited recourse promissory notes maturing at the earlier of i.) 90 days from the date of issuance, or ii.) 30 days from the date of registration of the shares. The gross proceeds of such transaction will be approximately $3,040,000 upon maturity of the notes, as a purchase price of $0.01 per share, or $190,000 in aggregate, was paid in cash. During August 2002, the notes matured without payment, and we subsequently cancelled the 19 million shares issued in connection with such notes. We have accrued a liability in the third quarter of $190,000 relating to the par value paid in connection with the issuance of the shares.

      In January 2002, we issued 452,489 shares of common stock to About.com, Inc. The shares were issued upon conversion of 452,489 shares of Series A Convertible Preferred Stock issued to About.com, Inc. as payment for advertising expenses incurred during 2001. This issuance was made pursuant to Section 3(a)(9) of the Act.

      In January 2002, NeoMedia issued 55,000 shares of its common stock at a price of $0.13 per share to an individual unrelated party. Cash proceeds to NeoMedia were $7,150.

      In January 2002, we issued 1,646,987 shares of common stock to two unrelated vendors as settlement of past-due accounts payable and future payments under equipment lease agreements. There were no cash proceeds to us in these transactions.

      In September 2001, we issued 150,000 options to buy shares of common stock at a price of $0.20 per share for consulting services.

      In July 2001, we issued an aggregate of 11,300 shares of our common stock upon the exercise of outstanding warrants at a price of $2.00 per share. The gross proceeds of such transaction were $23,000. The warrants were originally issued to one unrelated party for professional services provided to us.

      In June 2001, we issued warrants to purchase 404,900 shares of common stock with an exercise price of $2.09 for consulting services.

      In June 2001, we issued an aggregate of 4,100 shares of our common stock upon the exercise of outstanding warrants at a price of $2.00 per share. The+ gross proceeds of such transaction were $8,000. The warrants were originally issued to one unrelated party for professional services provided to us.

      In May 2001, we issued an aggregate of 320,050 shares of our common stock upon the exercise of outstanding warrants at a price of $2.00 per share. The gross proceeds of such transaction were $641,000. The warrants were originally issued to one related party in exchange for forgiveness of debt and one unrelated party for professional services provided to us.

      In April 2001, we issued warrants to purchase 50,000 shares of common stock at a price of $0.01 per share to an outside institution for services performed.

      In March and April 2001, we issued 316,500 shares of our common stock at a price of $3.40 per share to four foreign institutional unrelated parties. The gross proceeds of such transaction were approximately $1,076,000. In connection with the sale, we issued as a commission 50,000 warrants to purchase shares of our common stock at an exercise price of $3.56 per share to a foreign individual.

      In March 2001, we issued 18,000 shares of our common stock at a price of $3.41 per share to a foreign institutional unrelated party. The gross proceeds of such transaction were $61,000.

      In March 2001, we issued 156,250 shares of our common stock at a price of $3.20 per share to a foreign institutional unrelated party. The gross proceeds of such transaction were $500,000.

      In March 2001, we issued 170,000 shares of our common stock issuable upon the exercise of outstanding warrants held by a foreign institutional unrelated party, originally issued in connection with the transaction described in paragraph 4, above. The gross proceeds of such transaction were approximately $362,000.

      In October 2000, we issued warrants to purchase 80,000 shares of common stock at a price of $4.13 per share for consulting services.

      In October 2000, we issued warrants to purchase 1,400,000 shares of common stock at a price of $6.00 per share to Digital:Convergence Corporation as consideration for a 10-year intellectual property license agreement.

      In March 2000, we issued an aggregate of 1,000,000 shares of our common stock at a price of $7.50 per share to 20 foreign individuals and one foreign institutional unrelated party. The gross proceeds of such transaction were approximately $7,500,000. In connection with the sale, we issued as a commission 125,000 warrants to purchase shares of our common stock at an exercise price of $7.50 per share, 125,000 warrants to purchase shares of our common stock at an exercise price of $15.00 per share, and 100,000 warrants to purchase shares of our common stock at an exercise price of $7.20 per share to the institutional investor and an independent consultant.

      In March 2000, we issued 187,500 shares of our common stock upon the exercise of outstanding warrants at a price of $7.38 per share. The gross proceeds of such transaction were approximately $1,383,000. The warrants were originally issued as payment for professional services provided to us.

      In February 2000, we issued 39,535 shares of our common stock at a price of $6.88 per share to one individual and one institutional unrelated party. In connection with the sale, we also issued 2,500 warrants with an exercise price of $12.74 and 1,454 warrants with an exercise price of $9.56. The gross proceeds of such transaction were approximately $272,000.

      In February 2000, we issued 50,000 shares of our common stock at a price of $6.00 per share to an institutional unrelated party. In connection with the sale, we also issued 2,982 warrants with an exercise price of $10.06. The gross proceeds of such transaction were approximately $300,000.

      In February 2000, we issued 37,500 shares of our common stock upon the exercise of outstanding warrants at a price of $2.00 per share, originally issued in connection with the transaction described above in March 2002. The gross proceeds of such transaction were approximately $75,000.

      In January 2000, we issued an aggregate of 301,368 shares of our common stock at a price of $3.75 per share to 14 unrelated parties, 3 of which were institutions and 11 of which were individuals, of which two were foreign. In connection with the sale, we also issued an aggregate of 12,570 warrants with an exercise price of $7.19, 5,400 warrants with an exercise price of $6.44, and 12,167 warrants with an exercise price of $7.37. The gross proceeds of such transaction were approximately $1,130,000. In connection with the sale, we issued as commissions 9,502 shares of its common stock valued at $7.09 per share.

      In December 1999, we issued options to purchase 150,000 shares of common stock at a price of $0.20 per share for consulting services.

      In November 1999, we issued an aggregate of 143,334 shares of our common stock at a price of $3.75 per share to two individual and two institutional unrelated parties. In connection with the sale, we also issued an aggregate of 5,067 warrants with an exercise price of $5.50, 1,267 warrants with an exercise price of $4.75, 5,333 warrants with an exercise price of $4.67, and 2,667 warrants with an exercise price of $5.84. The gross proceeds of such transaction were approximately $538,000. In connection with the sale, we paid commissions of approximately $35,000.

      In October 1999, we issued 15,000 shares of our common stock at a price of $4.38 per share to an individual unrelated party. In connection with the sale, we also issued 1,500 warrants with an exercise price of $4.38. The gross proceeds of such transaction were approximately $66,000.

      In September 1999, we issued an aggregate of 210,000 shares of our common stock at a price of $7.00 per share to one foreign individual and two foreign institutional unrelated parties. The gross proceeds of such transaction were approximately $1,470,000. In connection with the sale, we issued as a commission 105,000 warrants to purchase shares of our common stock at an exercise price of $6.00 per share to a foreign institutional investor.

      In September 1999, we issued an aggregate of 275,231 shares of our common stock at a price of $5.75 per share to two individual and three institutional unrelated parties. In connection with the sale, we also issued an aggregate of 27,523 warrants with an exercise price of $6.75. The gross proceeds of such transaction were approximately $1,583,000. In connection with the sale, we paid commissions of $30,000 cash, and also issued 11,172 shares of its common stock valued at $6.19 per share and 10,000 warrants to purchase shares of our common stock at an exercise price of $6.19 per share.

      In June 1999, we issued 250,000 shares of our common stock at a price of $4.00 per share to A.T. Cross Company, an unrelated party. In connection with the sale, we also issued 100,000 warrants with an exercise price of $7.00. The gross proceeds of such transaction were approximately $1,000,000.

      In May 1999, we issued an aggregate of 65,000 shares of our common stock at a price of $4.75 per share to two individual unrelated parties. In connection with the sale, we also issued an aggregate of 6,500 warrants with an exercise price of $5.00. The gross proceeds of such transaction were approximately $309,000. In connection with the sale, we paid commissions of $3,375 cash plus 3,250 warrants to purchase shares of our common stock at an exercise price of $5.00 per share.

      In April 1999, we issued an aggregate of 1,000,000 shares of our common stock at a price of $3.45 per share to two foreign individual unrelated parties and four institutional unrelated parties, three of which were foreign. The gross proceeds of such transaction were approximately $3,450,000. In connection with the sale, we issued as a commission 175,000 warrants to purchase shares of our common stock at an exercise price of $3.45 per share to a foreign institutional unrelated party.

      In April 1999, we issued warrants to purchase 50,000 shares of common stock at a price of $0.01 per share to an outside institution for services performed.

      In February 1999, we issued 250,000 shares of our common stock at a price of $4.00 per share to A.T. Cross Company, an unrelated party. In connection with the sale, we also issued 100,000 warrants with an exercise price of $5.00. The gross proceeds of such transaction were $1,000,000.

      In January and February, 1999, we issued an aggregate of 145,000 shares of our common stock at a price of $3.50 per share to six unrelated parties, two of which were foreign institutions, two of which were foreign individuals, and two of which were domestic individuals. In connection with the sale, we also issued an aggregate of 3,000 warrants with an exercise price of $3.50. The gross proceeds of such transaction were approximately $507,500. In connection with the sale, we also issued as a commission 280,000 warrants to purchase shares of our common stock at an exercise price of $2.13 per share to five of the purchasers.

      In January 1999, we issued 42,857 shares of our common stock at a price of $3.50 per share to an individual related party. In connection with the sale, we also issued 4,286 warrants with an exercise price of $3.50. The gross proceeds of such transaction were approximately $150,000.

      In January 1999, we issued 82,372 shares of our common stock to an individual related party at a price of $3.04 per share. In connection with the sale, we also issued 8,237 warrants with an exercise price of $3.04. The gross proceeds of such transaction were approximately $250,000.

      In January 1999, we issued warrants to purchase 230,000 shares of common stock at a price of $2.13 per share to an outside consultant for services performed.

      In November 1998, we borrowed $500,000, in two separate notes from unrelated third parties. These notes were due in November, 1999 with an interest rate of 20%. One $250,000 note was extended until January 6, 2000, and the other was extended until February 25, 2000. These notes were secured by 375,000 shares of our common stock by placing them in an escrow account. These shares were considered issued but not outstanding for 1999. As part of obtaining the financing, 37,500 stock warrants, exercisable at $2.00 per share, were issued to the lender. These warrants were exercised in February 2000. During 2000, both notes were repaid and the 375,000 shares securing the notes have been released from escrow and retired by us.

      We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. We made a determination in each case that the person to whom the securities were issued did not need the protection that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by us, after approval by our legal counsel. We believe that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. We also believe that the investors had access to the same type of information as would be contained in a registration statement.

EXHIBITS

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

3.1           Articles of Incorporation of Dev-Tech             Incorporated by reference to Exhibit
              Associates, Inc. and amendment thereto            3.1 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.2           Bylaws of DevSys, Inc.                            Incorporated by reference to Exhibit
                                                                3.2 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.3           Restated Certificate of Incorporation of          Incorporated by reference to Exhibit
              DevSys, Inc.                                      3.3 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.4           By-laws of DevSys, Inc.                           Incorporated by reference to Exhibit
                                                                3.4 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.5           Articles of Merger and Agreement and Plan of      Incorporated by reference to Exhibit
              Merger of DevSys, Inc and Dev-Tech Associates,    3.5 to Registrant's Registration
              Inc.                                              Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.6           Certificate of Merger of Dev-Tech Associates,     Incorporated by reference to Exhibit
              Inc. into DevSys, Inc.                            3.6 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.7           Articles of Incorporation of Dev-Tech             Incorporated by reference to Exhibit
              Migration, Inc. and amendment thereto             3.7 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.8           By-laws of Dev-Tech Migration, Inc.               Incorporated by reference to Exhibit
                                                                3.8 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.9           Restated Certificate of Incorporation of DevSys   Incorporated by reference to Exhibit
              Migration, Inc.                                   3.9 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.10          Form of By-laws of DevSys Migration, Inc.         Incorporated by reference to Exhibit
                                                                3.10 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

                                               II-7

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

3.11          Form of Agreement and Plan of Merger of           Incorporated by reference to Exhibit
              Dev-Tech Migration, Inc. into DevSys Migration,   3.11 to Registrant's Registration
              Inc.                                              Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.12          Form of Certificate of Merger of Dev-Tech         Incorporated by reference to Exhibit
              Migration, Inc. into DevSys Migration, Inc.       3.12 to Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.13          Certificate of Amendment to Certificate of        Incorporated by reference to Exhibit
              Incorporation of DevSys, Inc. changing its name   3.13 to Registrant's Registration
              to NeoMedia Technologies, Inc.                    Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.14          Form of Certificate of Amendment to Certificate   Incorporated by reference to Exhibit
              of Incorporation of NeoMedia Technologies, Inc.   3.14 to Registrant's Registration
              authorizing a reverse stock split                 Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

3.15          Form of Certificate of Amendment to Restated      Incorporated by reference to Exhibit
              Certificate of Incorporation of NeoMedia          3.5 to Registrant's Annual Report as
              Technologies, Inc. increasing authorized          filed with the SEC on November 2,
              capital and creating preferred stock              2001

4.1           Form of Certificate for Common Stock of DevSys,   Incorporated by reference to Exhibit
              Inc.                                              4.1 to the Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

4.2           Form of Joseph Charles' Warrant Agreement         Incorporated by reference to Exhibit
                                                                4.2 to the Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

4.3           Form of Private Placement Financing Converted     Incorporated by reference to Exhibit
              Securities Registration Rights Agreement          4.4 to the Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

4.4           Form of 10% Unsecured Subordinate Convertible     Incorporated by reference to Exhibit
              Promissory Note                                   4.5 to the Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

4.5           Form of Principal Stockholder's Warrant           Incorporated by reference to Exhibit
                                                                4.6 to the Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

4.6           Form of Placement Agent's Registration Rights     Incorporated by reference to Exhibit
              Agreement                                         4.7 to the Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

                                               II-8

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

4.7           Form of Placement Agent's Warrant for the         Incorporated by reference to Exhibit
              Purchase of Shares of Common Stock and Warrants   4.8 to the Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

4.8           Form of Warrant Agreement and Warrant             Incorporated by reference to Exhibit
                                                                4.9 to the Registrant's Registration
                                                                Statement No. 333-5534 as filed with
                                                                the SEC on November 25, 1996

4.9           NeoMedia Technologies, Inc. 1998 Stock Option     Incorporated by reference to
              Plan                                              Appendix A to the Registrant's Form
                                                                14A as filed with the SEC on
                                                                February 18, 1998

4.10          Form of Warrant to Charles W. Fritz               Incorporated by reference to Exhibit
                                                                4.10 to the Registrant's
                                                                Registration Statement on Form
                                                                10-KSB as filed with the SEC on
                                                                March 31, 1998

4.11          Form of Warrant to Dominick & Dominick,           Incorporated by reference to Exhibit
              Incorporated                                      4.11 to the Registrant's Annual
                                                                Report on Form 10-KSB as filed with
                                                                the SEC on March 31, 1998

4.12          Form of Warrant to Compass Capital LLC            Incorporated by reference to Exhibit
                                                                4.12 to the Registrant's Annual
                                                                Report on Form 10-KSB as filed with
                                                                the SEC on March 31, 1998

4.13          Form of Warrant to Thornhill Capital, LLC         Incorporated by reference to Exhibit
                                                                4.13 to the Registrant's Annual
                                                                Report on Form 10-KSB as filed with
                                                                the SEC on March 31, 1998

4.14          Form of Warrant to Southeast Research Partners,   Incorporated by reference to Exhibit
              Inc.                                              4.14 to the Registrant's Annual
                                                                Report on Form 10-KSB as filed with
                                                                the SEC on March 31, 1998

4.15          Form of Warrant to Joseph Charles & Associates,   Incorporated by reference to Exhibit
              Inc.                                              4.15 to the Registrant's Annual
                                                                Report on Form 10-KSB as filed with
                                                                the SEC on March 31, 1998

5.1           Opinion re:  Legality                             *

10.1          Form of "Lock Up" Agreement to be entered into    Incorporated by reference to Exhibit
              by NeoMedia and its Officers, Directors, and      10.1 to the Registrant's
              Shareholders                                      Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.2          Form of Nonsolicitation and Confidentiality       Incorporated by reference to Exhibit
              Agreement                                         10.2 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.3          Employment Agreement, dated May 1, 1996 between   Incorporated by reference to Exhibit
              Dev-Tech Associates, Inc. and Charles W. Fritz    10.3 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

                                               II-9

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

10.4          Employment Agreement, dated April 1, 1996         Incorporated by reference to Exhibit
              between Dev-Tech Associates, Inc. and Robert T.   10.4 to the Registrant's
              Durst, Jr.                                        Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.5          Employment Agreement, dated May 1, 1996,          Incorporated by reference to Exhibit
              between Dev-Tech Associates, Inc. and Charles     10.5 to the Registrant's
              T. Jensen                                         Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.6          Lease Agreement dated September 1, 1994 for 112   Incorporated by reference to Exhibit
              South Tryon Street, Charlotte, North Carolina     10.6 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.7          Lease dated August 29, 1995 for 280 Shuman        Incorporated by reference to Exhibit
              Boulevard, Naperville, Illinois                   10.8 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.8          Promissory Note, dated as of December 31, 1994,   Incorporated by reference to Exhibit
              in the principal amount of $413,000 from          10.9 to the Registrant's
              Dev-Tech Associates, Inc. payable to William E.   Registration Statement No. 333-5534
              Fritz                                             as filed with the SEC on November
                                                                25, 1996

10.9          Promissory Note, dated as of December 31, 1994,   Incorporated by reference to Exhibit
              in the principal amount of $75,000 from           10.10 to the Registrant's
              Dev-Tech Associates, Inc. payable to Dev-Mark,    Registration Statement No. 333-5534
              Inc.                                              as filed with the SEC on November
                                                                25, 1996

10.11         Promissory Note, dated as of December 31, 1994,   Incorporated by reference to Exhibit
              in the principal amount of $90,000 from           10.12 to the Registrant's
              Dev-Tech Migration, Inc. payable to William E.    Registration Statement No. 333-5534
              Fritz                                             as filed with the SEC on November
                                                                25, 1996

10.12         Promissory Note, dated as of December 31, 1994,   Incorporated by reference to Exhibit
              in the principal amount of $10,000 from           10.13 to the Registrant's
              Dev-Tech Migration, Inc. payable to Charles W.    Registration Statement No. 333-5534
              Fritz                                             as filed with the SEC on November
                                                                25, 1996

10.13         Demand Promissory Note, dated as of December 9,   Incorporated by reference to Exhibit
              1994, in the principal amount of $500,000 from    10.14 to the Registrant's
              Dev-Tech Migration, Inc. payable to Dev-Tech      Registration Statement No. 333-5534
              Associates, Inc.                                  as filed with the SEC on November
                                                                25, 1996

10.14         Promissory Note, dated as of December 28, 1995,   Incorporated by reference to Exhibit
              in the principal amount of $450,000 from          10.15 to the Registrant's
              Dev-Tech Migration, Inc. payable to Charles W.    Registration Statement No. 333-5534
              Fritz                                             as filed with the SEC on November
                                                                25, 1996

10.15         Promissory Note, dated as of January 2, 1996,     Incorporated by reference to Exhibit
              in the principal amount of $360,000 from          10.16 to the Registrant's
              Dev-Tech Associates, Inc. to Dev-Tech             Registration Statement No. 333-5534
              Migration, Inc.                                   as filed with the SEC on November
                                                                25, 1996

                                               II-10

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

10.16         Promissory Note, dated as of January 2, 1996,     Incorporated by reference to Exhibit
              in the principal amount of $472,000 from          10.17 to the Registrant's
              William E. Fritz to Dev-Tech Associates, Inc.     Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.17         Promissory Note, dated as of January 2, 1996,     Incorporated by reference to Exhibit
              in the principal amount of $750,000 from          10.18 to the Registrant's
              Dev-Tech Migration, Inc. to Charles W. Fritz      Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.18         Promissory Note, dated as of December 31, 1994,   Incorporated by reference to Exhibit
              in the principal amount of $46,748 from           10.19 to the Registrant's
              Dev-Tech Migration, Inc. to Brandon Edenfield     Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.19         Promissory Note, dated as of June 19, 1995, in    Incorporated by reference to Exhibit
              the principal amount of $20,000 from Dev-Tech     10.20 to the Registrant's
              Migration, Inc. to Brandon Edenfield              Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.20         Security Agreement, dated as of December 9        Incorporated by reference to Exhibit
              1994, between Dev-Tech Associates, Inc. and       10.21 to the Registrant's
              Dev-Tech Migration, Inc                           Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.21         Agreement for Wholesale Financing (Security       Incorporated by reference to Exhibit
              Agreement), dated October 20, 1992, to IBM        10.35 to the Registrant's
              Credit Corporation from Dev-Tech Associates,      Registration Statement No. 333-5534
              Inc.                                              as filed with the SEC on November
                                                                25, 1996

10.22         Guaranty from Gen-Tech, Inc. to IBM Credit        Incorporated by reference to Exhibit
              Corporation                                       10.36 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.23         Guaranty from Dev-Mark, Inc. to IBM Credit        Incorporated by reference to Exhibit
              Corporation                                       10.37 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.24         Amendment to Agreement for Wholesale Financing    Incorporated by reference to Exhibit
              and Addendum to Agreement for Wholesale           10.38 to the Registrant's
              Financing                                         Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.25         Assignment Agreement, dated September 15, 1994,   Incorporated by reference to Exhibit
              from Dev-Tech Associates, Inc. to IBM Credit      10.39 to the Registrant's
              Corporation                                       Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.26         Guaranty dated October 20, 1992 to IBM Credit     Incorporated by reference to Exhibit
              Corporation from Charles W. Fritz                 10.40 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996
                                               II-11

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

10.27         Collateralized Guaranty, dated August 16, 1994,   Incorporated by reference to Exhibit
              to IBM Credit Corporation from Charles W.         10.41 to the Registrant's
              Fritz, as Guarantor                               Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.28         Collateralized Guaranty, dated August 16, 1994,   Incorporated by reference to Exhibit
              to IBM Credit Corporation from Dev-Mark, Inc.     10.42 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.29         Dev-Tech Associates, Inc. Annual Incentive Plan   Incorporated by reference to Exhibit
              for Management                                    10.43 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.30         Dev-Tech Associates, Inc. 1996 Stock Option Plan  Incorporated by reference to Exhibit
                                                                10.44 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.31         First Amendment and Restatement of Dev-Tech       Incorporated by reference to Exhibit
              Associates, Inc. 1996 Stock Option Plan           10.45 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.32         Form of Stock Option Agreement - Dev-Tech         Incorporated by reference to Exhibit
              Associates, Inc.                                  10.46 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.33         Dev-Tech Migration, Inc. 1996 Stock Option Plan   Incorporated by reference to Exhibit
                                                                10.47 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.34         First Amendment and Restatement of Dev-Tech       Incorporated by reference to Exhibit
              Migration, Inc.                                   10.48 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.35         Form of Stock Option Agreement - Dev-Tech         Incorporated by reference to Exhibit
              Migration, Inc.                                   10.49 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.36         Dev-Tech Associates, Inc. 401(k) Plan and         Incorporated by reference to Exhibit
              amendments                                        10.50 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.37         Engagement Letter, dated March 13, 1995, with     Incorporated by reference to Exhibit
              Compass Capital, Inc. and Amendments thereto      10.51 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996
                                               II-12

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

10.38         Mutual General Release and Stock Purchase         Incorporated by reference to Exhibit
              Agreement with the Estate of Thomas Ruberry       10.52 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.39         Form of "Lock-Up" Agreement with Bridge           Incorporated by reference to Exhibit
              Financing Selling Stockholders and Form of        10.53 to the Registrant's
              Addendum to Subscription Agreement                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.40         Forms of Agreements Not to Sell                   Incorporated by reference to Exhibit
                                                                10.58 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.41         Letter of Intent dated October 11, 1996 between   Incorporated by reference to Exhibit
              NeoMedia Technologies, Inc. and E-Stamp           10.59 to the Registrant's
              Corporation                                       Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.42         First Amendment and Restatement of NeoMedia       Incorporated by reference to Exhibit
              Technologies, Inc. 1996 Stock Option Plan         10.60 to the Registrant's
                                                                Registration Statement No. 333-5534
                                                                as filed with the SEC on November
                                                                25, 1996

10.43         Agreement of Lease, dated November 27, 1996,      Incorporated by reference to Exhibit
              between First Union National Bank of Florida      10.43 to the Registrant's Annual
              and NeoMedia Technologies, Inc.                   Report on Form 10-KSB as filed with
                                                                the SEC on March 27, 1997

10.44         Sublease Agreement between NeoMedia               Incorporated by reference to Exhibit
              Technologies, Inc. and Lancaster Annuity          10.44 to the Registrant's Annual
              Services Company dated November 8, 1996           Report on Form 10-KSB as filed with
                                                                the SEC on March 27, 1997

10.45         Agreement for Sale of Assets between Basic        Incorporated by reference to Exhibit
              Developments, Inc. and Meja Sistemas C.A. and     10.45 to the Registrant's Annual
              NeoMedia Technologies, dated February 12, 1997    Report on Form 10-KSB as filed with
                                                                the SEC on March 27, 1997

10.46         Master Lease between William E. Fritz and         Incorporated by reference to Exhibit
              NeoMedia Technologies, Inc., dated November 6,    10.46 to the Registrant's Annual
              1996                                              Report on Form 10-KSB as filed with
                                                                the SEC on March 27, 1997

10.47         Agreement for Wholesale Financing, dated          Incorporated by reference to Exhibit
              February 20, 1997, between IBM Credit             10.47 to the Registrant's Annual
              Corporation and NeoMedia Technologies, Inc.       Report on Form 10-KSB as filed with
                                                                the SEC on March 27, 1997

10.48         Collateralized Guaranty, dated February 20,       Incorporated by reference to Exhibit
              1997, between IBM Credit Corporation and          10.48 to the Registrant's Annual
              NeoMedia Technologies, Inc.                       Report on Form 10-KSB as filed with
                                                                the SEC on March 27, 1997

10.49         Lease by and between American National Bank and   Incorporated by reference to Exhibit
              Trust Company of Chicago and NeoMedia             10.50 to the Registrant's Quarterly
              Technologies, Inc., February 25, 1997             Report on Form 10-QSB as filed with
                                                                the SEC on March 31, 1997

                                               II-13

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

10.50         Letter Agreement by and between Dominick &        Incorporated by reference to Exhibit
              Dominick, Incorporated and NeoMedia               10.51 to the Registrant's Quarterly
              Technologies, Inc. dated March 20, 1997           Report on Form 10-QSB as filed with
                                                                the SEC on June 30, 1997

10.51         Stock Purchase Agreement dated August 30, 1997    Incorporated by reference to Exhibit
              by and between NeoMedia Technologies, Inc. and    99.1 to the Registrant's Current
              George Luntz and Gerald L. Willis                 Report on Form 8-K as filed with the
                                                                SEC on September 25, 1997

10.52         Registration Rights Agreement dated September     Incorporated by reference to Exhibit
              25, 1997 by and between NeoMedia Technologies,    99.2 to the Registrant's Current
              Inc., Gerald L. Willis and George G. Luntz        Report on Form 8-K as filed with the
                                                                SEC on September 25, 1997

10.53         Consulting Agreement dated August 30, 1997 by     Incorporated by reference to Exhibit
              and between NeoMedia Technologies, Inc. and       99.3 to the Registrant's Current
              George Luntz                                      Report on Form 8-K as filed with the
                                                                SEC on September 25, 1997

10.54         Employment Agreement dated August 30, 1997 by     Incorporated by reference to Exhibit
              and between NeoMedia Technologies, Inc. and       99.4 to the Registrant's Current
              George Luntz                                      Report on Form 8-K as filed with the
                                                                SEC on September 25, 1997

10.55         Termination of Collaterized Guaranty between      Incorporated by reference to Exhibit
              IBM Credit Corporation, Gen-Tech, Inc. and        10.49 to the Registrant's Annual
              Dev-Mark, Inc., dated February 5, 1997            Report on Form 10-KSB as filed with
                                                                the SEC on March 27, 1997

10.56         Purchase Agreement dated December 31, 1998, by    Incorporated by reference to Exhibit
              and between NeoMedia Technologies, Inc. and       10.30 to the Registrant's Annual
              Solar Communications, Inc.                        Report on Form 10-KSB as filed with
                                                                the SEC on April 15, 1999

10.57         NeoMedia Technologies, Inc. 1998 Stock Option     Incorporated by reference to
              Plan                                              Appendix A of the Registrant's Form
                                                                14A as filed with the SEC on
                                                                February 18, 1998

10.58         Amendment to NeoMedia Technologies 1998 Stock     Incorporated by reference to Form
              Option Plan                                       14A as filed with the SEC on July 2,
                                                                1999

10.59         Employment Agreement dated August 2, 1999         Incorporated by reference to Exhibit
              between NeoMedia Technologies, Inc. and William   10.32 to the Registrant's Annual
              Goins                                             Report on Form 10-KSB as filed with
                                                                the SEC on March 30, 2000

10.60         Licensing Agreement between Digital Convergence   Incorporated by reference to Exhibit
              Corporation and NeoMedia Technologies, Inc.       10.1 to the Registrant's Quarterly
                                                                Report on Form 10-QSB as filed with
                                                                the SEC on October 30, 2000

10.61         Sale and Purchase Agreement between Qode.com,     Incorporated by reference to Exhibit
              Inc. and NeoMedia Technologies, Inc.              10.48 to the Registrant's Current
                                                                Report on Form 8-K as filed with the
                                                                SEC on March 15, 2001

10.62         Warrant repricing letter dated March 19, 2002     Incorporated by reference to Exhibit
                                                                1.2 to the Registrant's Current
                                                                Report on Form 8-K as filed with the
                                                                SEC on April 2, 2002

10.63         Option repricing letter dated April 3, 2002       Incorporated by reference to Exhibit
                                                                1.2 to the Registrant's Current
                                                                Report on Form 8-K as filed with the
                                                                SEC on April 15, 2002

                                               II-14

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

10.64         Intellectual Property licensing agreement         Incorporated by reference to Exhibit
              between NeoMedia and A.T. Cross Company           10.18 to the Registrant's Form S-1/A
                                                                as filed with the SEC on April 24,
                                                                2002

10.65         Intellectual Property licensing agreement         Incorporated by reference to Exhibit
              between NeoMedia and Symbol Technologies, Inc.    10.19 to the Registrant's Form S-1/A
                                                                as filed with the SEC on April 24,
                                                                2002

10.66         Sponsorship and Advertising Agreement between     Incorporated by reference to Exhibit
              NeoMedia and About.com, Inc.                      10.20 to the Registrant's Form S-1/A
                                                                as filed with the SEC on April 24,
                                                                2002

10.67         Letter of Intent regarding proposed strategic     Incorporated by reference to Exhibit
              transaction between NeoMedia and AirClic, Inc.    10.21 to the Registrant's Form S-1/A
                                                                as filed with the SEC on April 24,
                                                                2002

10.68         Form of Promissory Note issued to AirClic, Inc.   Incorporated by reference to Exhibit
                                                                10.22 to the Registrant's Form S-1/A
                                                                as filed with the SEC on April 24,
                                                                2002

10.69         Form of Limited Recourse Promissory Note issued   Incorporated by reference to Exhibit
              in exchange for 19 Million Shares of Common       10.23 to the  Registrant's Form S-1/A
              Stock                                             as filed with the SEC on April 24,
                                                                2002

10.70         Nasdaq Staff Determination Letter with respect    Incorporated  by reference to Exhibit
              to de-listing of NeoMedia securities from the     10.24 to the Registrant's Form S-1/A
              Nasdaq SmallCap market                            as filed with the SEC on April 24,
                                                                2002

10.71         Revised warrant repricing letter dated April 3,   Incorporated by reference to Exhibit
              2002                                              10.25 to the Registrant's Form S-1/A
                                                                as filed with the SEC on April 24,
                                                                2002

10.72         RESERVED

10.73         License Agreement, dated October 18, 2000,        Incorporated by reference to Exhibit
              between Digital Convergence Corporation and       10.1 to the Registrants Form 10-QSB
              NeoMedia                                          as filed on October 30, 2000

10.74         Nasdaq Staff delisting notification letter        Incorporated by reference to Exhibit
              dated May 16, 2002                                10.18 to the Registrant's Quarterly
                                                                Report on Form 10-Q as filed with
                                                                the SEC on August 14, 2002

10.75         Settlement Agreement relating to wrongful         Incorporated  by reference to Exhibit
              termination  lawsuit  brought  by  former         10.19 to the Registrant's Form 10-Q
              president and Chief Operating Officer             as filed with the SEC on August 14,
                                                                2002

10.76         Mutual settlement agreement by and between        Incorporated by reference to Exhibit
              NeoMedia Technologies and 2150 Western Court      10.20 to the Registrants Form 10-Q
              Company, LLC                                      as filed on November 14, 2002

10.77         Mutual settlement agreement by and between        Incorporated by reference to Exhibit
              NeoMedia Technologies and Ripfire, Inc.           10.21 to the Registrants Form 10-Q
                                                                as filed on November 14, 2002

                                               II-15

EXHIBIT NO.   DESCRIPTION                                       LOCATION
-----------   -----------                                       --------

10.78         Mutual settlement agreement by and between        Incorporated by reference to Exhibit
              NeoMedia Technologies and Wachovia Bank, N.A.     10.22 to the Registrants Form 10-Q
                                                                as filed on November 14, 2002

10.79         Mutual settlement agreement by and between        Incorporated by reference to Exhibit
              NeoMedia Technologies and Marianne LePera,        10.23 to the Registrants Form 10-Q
              NeoMedia Technologies' former General Counsel     as filed on November 14, 2002

10.80         Equity Line of Credit Agreement,                  Provided herewith
              dated February 11, 2003, between NeoMedia
              Technologies and Cornell Capital Partners LP

10.81         Sponsorship and Advertising Agreement, dated      Incorporated by reference to Exhibit
              May 23, 2001, between About.com and NeoMedia      23.7 to the Registrants Form S-1/A
                                                                as filed on November 16, 2001

10.82         Promissory Note dated December 2, 2002 between    Incorporated by reference to Exhibit
              Michael Kesselbrenner and NeoMedia                99.1 of the Registrant's Form 8-K as
                                                                filed with the SEC on December 12,
                                                                2002.

10.83         Pledge Agreement dated December 2, 2002,          Incorporated by reference to Exhibit
              between Michael Kesselbrenner and NeoMedia        99.2 of the Registrant's Form 8-K as
                                                                filed with the SEC on December 12,
                                                                2002.

10.84         Form of Placement Agent Agreement, dated          *
              November 2002, between NeoMedia Technologies
              and Westrock Advisors, Inc.

10.85         Form of Escrow Agreement, dated November 2002,    *
              between NeoMedia Technologies and Cornell
              Capital Partners

10.86         Form of Registration Rights Agreement, dated      *
              November 2002, between NeoMedia Technologies
              and Cornell Capital Partners

10.87         Promissory Note, dated February 23, 2001,         *
              between Digital Convergence Corporation and
              NeoMedia

10.88         Termination Agreement, dated August 21, 2001,     *
              between About.com and NeoMedia

21.0          Subsidiaries                                      Incorporated by reference to Exhibit
                                                                21 of the Registrant's  Annual Report
                                                                on Form 10-K as filed on April 18, 2001.

23.1          Consent of Stonefield Josephson, Inc.             Provided herewith

23.2          Consent of Ernst & Young, LLP                     Provided herewith

23.3          Consent of Kirkpatrick & Lockhart, LLP            Incorporated by reference to Exhibit
                                                                5.1 of this filing

23.4          Notice regarding consent of Arthur Andersen LLP   Provided herewith

-----------------------
* Previously filed as an exhibit to Form S-1 filed on February 12, 2003.

                                               II-16

UNDERTAKINGS

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, on February 14, 2003.

                                 NEOMEDIA TECHNOLOGIES, INC.


                                 By:  /s/ Charles T. Jensen
                                     ---------------------------------------
                                      Charles T. Jensen
                                      President, Chief Executive Officer,
                                      Chief Operating Officer and Director


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURES             TITLE                                   DATE
----------             -----                                   ----


/s/ Charles T. Jensen
---------------------  President, Chief Executive Officer,
Charles T. Jensen      Chief Operating Officer and Director    February 14, 2003


/s/ William E. Fritz
--------------------   Director and Secretary                  February 14, 2003
William E. Fritz


/s/ Charles W. Fritz
--------------------   Chairman of the Board
Charles W. Fritz                                               February 14, 2003


/s/ David A. Dodge
--------------------   Vice-President, Chief Financial
David A. Dodge         Officer and Controller                  February 14, 2003


/s/ Hayes Barclay
--------------------   Director                                February 14, 2003
Hayes Barclay


/s/ James J. Keil
--------------------   Director                                February 14, 2003
James J. Keil